                                                                   Exhibit 10.19

[Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment as indicated by an * and separately filed with the Commission]




                               September 23, 1996

Mr. Jeff Parell
National Car Rental Systems, Inc.
7700 France Avenue South
Minneapolis, MN 55435

Dear Mr. Parell:

This letter will confirm the agreement ("Agreement") reached between National Car Rental Systems, Inc., ("National") and General Motors ("GM") regarding National's purchase or lease of GM vehicles for model year 1997.

The details of this Agreement are as follows:

1997 MODEL YEAR

1. National will purchase or lease from GM dealers of their choice * 1997 model GM vehicles under the terms and conditions of GM's 1997 Model Year Daily Rental Fleet Program (refer Attachment 1). National has agreed to purchase these GM vehicles in a mix which includes a considerable number of GM's higher priced vehicles and which represents a higher percentage of these units than National otherwise would purchase. The agreed mix of units is as follows:

         Metro                   *         Park Avenue                     *
         Prizm                   *         Eighty Eight                    *
         Cavalier                *         DeVille                         *
         Cavalier Cvt.           *         Riviera                         *
         Sunfire                 *         Aurora                          *
         Sunfire Cvt.            *         Camaro                          *
         Malibu                  *         Venture Minivan                 *
         Grand Am                *         Trans Sport                     *
         Skylark                 *         Astro Van                       *
         Acheiva                 *         Safari Van                      *
         Lumina                  *         Blazer                          *
         Monte Carlo             *         S10 Pickup                      *
         Grand Prix              *         Jimmy                           *
         Supreme                 *         Chevy Full-size Van             *
         Bonneville              *         Tracker                         *
         LaSabre                 *                                    ------
                                           Total Units:                    *


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Mr. Jeff Parell
September 23, 1996
Page 2



2. National agrees that in all advertising and promotional materials which National undertakes for the 1997 Model Year (September 1, 1996 through August 31, 1997), National will feature only General Motors products where any vehicle is featured or promoted. During the term of this Agreement, National agrees to allow such space and include such tag lines as is in accordance with custom of the trade and industry.

3. In exchange for this Agreement to purchase, promote and service the number of 1997 models and in a vehicle mix satisfactory to GM, as described in Paragraph 1, GM will provide National * in addition to any incentive due under terms and conditions of GM's 1997 Model Year Daily Rental Fleet Program.

4. The pro rata portion of the sum described in Paragraph 3, will be paid to National by the 25th of the month following vehicle delivery and receipt of a diskette/electronic media transmission by GM provided GM receives National=s diskette/electronic media transmission by the last business day of the month. A diskette/electronic transmission received after the last business day of the month will be paid by the 25th of the following month. This diskette/electronic media transmission must include VIN numbers on the portion * delivered in the preceding month and not covered in previous payments. Attachment 2 details data transmission and record format requirements and should be used when reporting vehicle acquisitions. The report of vehicle acquisitions should be transmitted by EDS Elite to the GM Consolidated Fleet Redistribution Department or diskettes sent to the following address:

                  Attention: P.E. McCabe, Director-Finance
                  NAO Fleet Operations
                  MC 408-205-206
                  30007 Van Dyke Avenue
                  Warren, Michigan 48090

         In the event that National does not purchase or lease the agreed number of vehicles at the agreed mix, * to National as described in Paragraph 3 by General Motors will be reimbursed to GM on demand subject to Paragraph 5.


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Mr. Jeff Parell
September 23, 1996
Page 3

5. All volume and mix requirements are subject to reasonable minor adjustments based on mutual agreement between the parties when the exact circumstances faced by both parties are known at the time of vehicle delivery. It is understood that these adjustments may require National to purchase a comparably priced mix of product. In the event that either party cannot fulfill any terms of this Agreement due to events beyond its control, such as acts of God, labor disputes, and severe economic downturns, the parties will enter negotiations with the intent of allowing both to continue business without substantial penalty.

6. National agrees to provide to GM, at the beginning of each month, a schedule of anticipated purchases of 1997 model year vehicles (model year fleet plan) by division and car line, by month and model year. National agrees to provide to GM, at the end of the each month, a schedule of 1996 and 1997 model vehicle returns by vehicle size (e.g., economy, midsize, etc.) by month for the 1996 and 1997 calendar years.
         *

7. National agrees to retain any documents or records relevant to vehicles purchased under this Agreement or any GM program and/or claims submitted for payment under this Agreement or any other GM program for two years after the close of the program. National agrees to permit any designated representative of GM to examine, audit and take copies of any accounts and records National is to maintain under this Agreement. National agrees to make such accounts and records readily available at its facilities during regular business hours. GM agrees to furnish National with a list of any reproduced records.

The Reclassification Program for the 1997 model year is under development and will be mailed under a separate cover.


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Mr. Jeff Parell
September 23, 1996
Page 4


On behalf of the General Motors= Car and Truck Divisions, I would like to express my appreciation for your business and hope this Agreement will continue to strengthen our business relationship.

Please return a copy of this letter acknowledging your agreement to the above.


                                              Very truly yours,



                                              /s/ Richard M. Lee
                                              ----------------------------------
                                              Richard M. Lee
                                              Executive Director
                                              Fleet Operations

/s/ Jeffrey Parell
----------------------------------
Acknowledged and Agreed
National Car Rental Systsems, Inc.

Date: 10/4/96
     -----------------------------


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               1997 MY DAILY RENTAL REPURCHASE PROGRAM GUIDELINES
               --------------------------------------------------

                                                      Attachment 1 - Part 1 of 2

                           GENERAL MOTORS CORPORATION
               1997 MY DAILY RENTAL REPURCHASE PROGRAM GUIDELINES

1.       PROGRAM NAME AND NUMBER:

         1997 Model Year Passenger Car and Light Duty Truck 100% Repurchase Program for Daily Rental Operators - Program No. 97-02.

2.       PROGRAM DESCRIPTION:

         To provide General Motors dealers certain repurchase information on selected 1997 model year passenger cars and light duty trucks sold and delivered by GM dealers to qualified daily rental operators and eligible for repurchase by General Motors in accordance with the guidelines herein.

3.       PROGRAM ALLOWANCES:

         The repurchase amount shall be calculated as a percent of dealer invoice including freight. The repurchase percentage varies month by month and is determined by the month the vehicle is RETURNED TO AND ACCEPTED BY GENERAL MOTORS in accordance with GM Auction Guidelines.

         - Vehicles are assigned into one of the four tier groups. (Refer Attachment "A" for tier composition and Attachment "B" for respective tier monthly repurchase percentage)

         - The daily repurchase rate equals the change in the monthly rate divided by the number of calendar days for that month.

         - Out-of-service date shall be the date the vehicle is returned to an approved auction location provided the rental company meets all program parameters and completes the sign-off procedures.

         Damage allowance varies by return and acceptance date. (Refer Attachment "B")

         Vehicles are not eligible for Preferred Equipment Group (P.E.G.)/Option Group discounts.

         The following models are not eligible: Cavalier Z24, Corvette, Astro and Safari Cargo Vans, Suburban, Tahoe, Yukon, Van Conversions (including Hi-Cube and Stepvan), and Full Size Cargo Vans.

         Vehicles delivered from dealer inventory and NOT eligible for enrollment in the 1997 Repurchase Program.



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                  1997 MY DAILY RENTAL REPURCHASE PROGRAM GUIDELINES
                  --------------------------------------------------

         Dealers will receive seven (7) additional days following the expiration of transit time before the invoice is due for payment, in lieu of interest credit days. Vehicle payment is due upon delivery to the fleet customer (if prior to invoice interest commencement date). By providing this additional allowance, interest reimbursements WILL NOT BE MADE for vehicles arriving one (1) to seven (7) days after the expiration of transit time. Vehicles arriving more than ten (10) days after the interest commencement date are eligible for reimbursement under the GM In-Transit Credit Program.

4.       DELIVERY/ORDER/IN-SERVICE/PRODUCTION PERIOD:

         Order-beginning with announcement of the 1997 model year program and ending when dealers are notified that 1997 model year orders are no longer being accepted.

         Production, Delivery, In-Service - 1997 model year.

         IMPORTANT - Acceptance of an order on any vehicle line does not constitute a commitment to build or to build in a requested time frame.

         Minimum In-Service Period - None.

         Maximum In-Service Period - 24 months or July 31, 1999 (whichever occurs first).

         Repurchase Mileage Requirements:

         -        No maximum mileage limitations.

         - Excess mileage penalty of $0.07 per mile over maximum free mileage levels that vary by month. (Refer Attachment "B").

         All units to be repurchased by General Motors Corporation under this program must be returned and accepted by July 31, 1999. NON-RETURNED VEHICLES PURCHASED UNDER THIS PROGRAM MUST REMAIN IN SERVICE A MINIMUM OF SIX (6) MONTHS (180 DAYS). Documented frame, fire, and/or water-damaged vehicles, which are ineligible for repurchase, have no minimum in-service period.

5.       ELIGIBLE MODELS/REQUIRED OPTIONS AND/OR ORDER TYPES:

         All new and unused 1997 General Motors models, specified on Attachment "A", with required minimum factory installed equipment levels specified on Attachment "C" and processing options ordered for qualified daily rental operators for use as daily rental vehicles and delivered by GM dealers. (Refer to 10A).



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                  1997 MY DAILY RENTAL REPURCHASE PROGRAM GUIDLINES
                  -------------------------------------------------

         All qualified fleet orders for eligible models received from dealers must contain a valid Fleet Order Type.

         Ordering Instructions: All repurchase orders must contain fleet processing option VN9 and your customer UPC processing code. Vehicles must be ordered with minimum option requirements specified on Attachment "C".

         Dealer must take full responsibility for including the proper processing option on all orders. Should errors occur in the ordering of vehicles, resulting in diversions or reinvoicing, the dealer may be charged an administrative fee.

         All qualified fleet orders for eligible models received from the dealer MUST contain the Fleet Account Number (FAN) of record and account name.

         Dealer Order Acknowledgments must be checked to verify accuracy of order submitted.

         Dealer orders currently on hand or in the system that qualify under this program, except that they do not contain the appropriate processing options, can be amended or canceled and reordered if they have not been released to production. THIS IS THE ORDERING DEALER'S RESPONSIBILITY.

         Fleet orders submitted with Fleet Processing Option VN9 and incompatible retail incentive options will be rejected with an error message.

         Colors Not Eligible for Repurchase - Refer Mandatory Optional
         Equipment.

         Required Options - Processing Option VN9 and your customer assigned UPC processing code must be ordered by the dealer on repurchase vehicles to be enrolled in the 1997 Model Year Daily Rental 100% Repurchase Program. PROCESSING OPTION VN9 WILL PROVIDE A NET INVOICE - LESS HOLDBACK AND ADVERTISING.

6.       COMPATIBLE INCENTIVE/ALLOWANCE PROGRAMS:

         Vehicles enrolled in the 1997 Model Year 100% Repurchase Program are NOT eligible for any other fleet/retail program, including, but not limited to, the Dealer Fleet Ordering Assistance Program (VQ), Price Assurance and Price Protection. Chevrolet GEO Dealer Rent A Car System units (CGDRACS) and General Motors Dealer Rent A Car System units (GMDRACS) are not eligible for the 1997 Model Year 100% Repurchase Program.

7.       METHOD OF APPLICATION: Not Applicable.



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               1997 MY DAILY RENTAL REPURCHASE PROGRAM GUIDELINES
               --------------------------------------------------

8.       METHOD OF PAYMENT:

         Check to titleholder or financial institution upon receipt and clearance of proper paperwork at auction site and General Motors Corporation.

         Repurchase payment is made in the form of a check to the titleholder or financial institution at the address shown on the title, unless prior arrangements are made.

         The Payment Modification System (PMS) provides an effective method to redirect repurchase checks to lending institutions as co-payee with the titled owner.

         If a lender and a daily rental operator desire co-payee/redirection, please direct requests for additional information in writing to:

         NAO Dealer Accounting
         Mail Code 483-631-505
         P.O. Box 436014
         Pontiac, MI 48343-6014

 9. FINAL DATE FOR SUBMISSION OF APPLICATIONS AND RESOLUTION OF ALL APPLICABLE REJECTS: Not Applicable.

10.      OTHER PROGRAM GUIDELINES:

         A. This is the General Motors guideline regarding the definition of a "rental" vehicle: "The bona fide rental of a vehicle involving use and payment by a customer on an hourly, daily, weekly or monthly basis. Usage of any such vehicle(s) by a customer for a period of four (4) consecutive months or longer shall be deemed to constitute leasing and not rental and will make the vehicle ineligible for repurchase."

                  In the event a vehicle enrolled in the 100% Repurchase Daily Rental Program is found to be on-rent (lease) to a customer in excess of the above guideline, or if the customer consecutively rents multiple enrolled vehicles for an aggregate term of four (4) or more months, all vehicles involved in such transactions will not be considered rental and will be ineligible for repurchase. GENERAL MOTORS HAS THE RIGHT TO AUDIT THE CUSTOMER TO ENSURE COMPLIANCE WITH THE PROGRAM GUIDELINES.

         B. All dealers are responsible for maintaining a copy of a current General Motors dealer allowance incentive programs administrative manual, and, as such, all guidelines and terms contained therein will be applied to this program.



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               1997 MY DAILY RENTAL REPURCHASE PROGRAM GUIDLEINES
               --------------------------------------------------

         C. Unless otherwise specified, all eligible units must be purchased from General Motors and delivered to the ultimate customer through a General Motors dealership. Purchases or deliveries made through any other entity or individual are ineligible for payment.

         D.       All deliveries to customers with a valid Fleet Account Number
                  (FAN) must be reported as fleet deliveries regardless of order type.

         E. Failure to comply with these guidelines may result in the dealer being disqualified for future participation in fleet programs and termination of dealer sales and service agreement.

         F. Orders not produced during the 1997 model production period will be canceled. There are no provisions for dealers to receive any allowance for canceled orders.

         G. Capitalized cost shall be calculated at dealer cost of base vehicle and optional equipment, plus freight, less Hawaii excise tax and tire weight tax, if applicable.

11.      GENERAL POLICY GUIDELINES:

         A. All General Motors general guidelines and definition of terms relative to incentive programs (refer to General Motors Dealer Sales Allowance and Incentive Manual Articles 2 and 3) that were supplied to your dealership apply to this program.

         B. General Motors reserves the right to cancel, amend, revise, or revoke any program at any time based on its sole business judgments. Final decisions in all matters relative to the interpretation of any rule or phase of this activity rests solely with General Motors.